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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




       Date of report (Date of earliest event reported) November 8, 1999


                      AIRONET WIRELESS COMMUNICATIONS, INC.
               --------------------------------------------------
               (Exact name of Registrant as Specified in Charter)


        DELAWARE                         O-26747                 34-1758180
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(State or Other Jurisdiction      (Commission File Number)    (I.R.S. Employer
of Incorporation)                                            Identification No.)
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3875 EMBASSY PARKWAY, AKRON OHIO                       44333
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(Address of Principal Executive Offices)             (Zip Code)
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                                 (330) 664-7900
              (Registrant's telephone number, including area code)



                                 NOT APPLICABLE
              (Former Name, Former Address and Former Fiscal Year,
                          If Changed Since Last Report)


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ITEM 5. OTHER EVENTS

         Pursuant to an Agreement and Plan of Merger and Reorganization dated as of November 8, 1999 (the "Merger Agreement") by and among Cisco Systems, Inc. ("Cisco"), Aironet Wireless Communications, Inc. ("Aironet") and Osprey Acquisition Corporation, a wholly-owned subsidiary of Cisco ("Merger Sub"), Merger Sub will merge (the "Merger") with and into Aironet, with the separate corporate existence of Merger Sub ceasing and Aironet continuing as the surviving corporation and a wholly-owned subsidiary of Cisco. At the effective time of the Merger (the "Effective Time"), each share of Aironet's common stock issued and outstanding immediately prior to the Effective Time, together with the corresponding Right (as defined in the Rights Agreement dated as of June 25, 1999 between Aironet and Harris Savings Bank), shall automatically be converted into the right to receive 0.63734 shares of Cisco's common stock, together with the corresponding right to purchase shares of Cisco's Series A Junior Participating Preferred Stock pursuant to the Rights Agreement dated as of June 10, 1998 between Cisco and Bank Boston, NA. The value of the transaction, based on the closing price of a share of Cisco Common Stock as quoted on the Nasdaq National Market on November 8, 1999 is approximately $799 million.

         The consummation of the Merger is subject to various conditions precedent, including (i) approval of the Merger Agreement by the stockholders of Aironet and (ii) expiration or early termination of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

         Aironet has granted Cisco an option to acquire 2,826,375 shares of Aironet's common stock, at an exercise price of $48.00 per share, exercisable upon the occurrence of certain events. The stock option agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

         Certain stockholders, that on November 8, 1999 owned approximately 49% of Aironet's issued and outstanding shares, have agreed to vote in favor of the approval of the Merger Agreement and have given Cisco a proxy to vote their shares in connection therewith. The form of stockholder agreement (with the form of proxy attached thereto) is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

         In connection with the Merger Agreement, Aironet's Board of Directors adopted Amendment No. 1 to Rights Agreement, dated November 8, 1999, which is attached hereto as Exhibit 4.2.1 and is incorporated herein by reference. The amendment assures that the purchase rights associated with Aironet's common stock do not become exercisable as a result of Aironet entering into the Merger Agreement, consummating the Merger or in the event that Telxon Corporation transfers its shares of Aironet to a wholly owned subsidiary of Telxon prior to the Merger. In addition, Aironet entered into an Agreement with Telxon and Cisco dated as of November 8, 1999, pursuant to which certain of Telxon's agreements with Aironet terminate at the Effective Time of the Merger and certain other agreements will come into force.
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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)  Exhibits

Exhibit No.    Description

2.1 Agreement and Plan of Merger and Reorganization dated as of November 8, 1999 by and among Cisco Systems, Inc., a California corporation, Osprey Acquisition Corporation, a Delaware corporation, and Aironet Wireless Communications, Inc. a Delaware corporation

4.2.1      Amendment No. 1 to Rights Agreement dated November 8, 1999

99.1 Stock Option Agreement dated as of November 8, 1999 by and between Cisco Systems, Inc. and Aironet Wireless Communications, Inc.

99.2 Form of Stockholder Agreement dated as of November 8, 1999 by and among Cisco Systems, Inc., Osprey Acquisition Corporation and certain stockholders of Aironet Wireless Communications, Inc.

99.3 Press Release of Cisco Systems, Inc. in collaboration with Aironet Wireless Communications, Inc. dated November 9, 1999


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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Aironet Wireless Communications, Inc.

Date: November 11, 1999             By:   /s/ Roger J. Murphy, Jr.
                                       ----------------------------------------
                                           Roger J. Murphy, Jr., President and
                                                      Chief Executive Officer


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EXHIBIT INDEX

Exhibit No.      Description

2.1 Agreement and Plan of Merger and Reorganization dated as of November 8, 1999 by and among Cisco Systems, Inc., a California corporation, Osprey Acquisition Corporation, a Delaware corporation, and Aironet Wireless Communications, Inc., a Delaware corporation

4.2.1       Amendment No. 1 to Rights Agreement dated November 8, 1999

99.1 Stock Option Agreement dated as of November 8, 1999 by and between Cisco Systems, Inc. and Aironet Wireless Communications, Inc.

99.2 Form of Stockholder Agreement dated as of November 8, 1999 by and among Cisco Systems, Inc., Osprey Acquisition Corporation and certain stockholders of Aironet Wireless Communications, Inc.

99.3 Press Release of Cisco Systems, Inc. in collaboration with Aironet Wireless Communications, Inc. dated November 9, 1999